Exhibit 10.1

SECOND AMENDMENT

TO

HILLSIDE—AMPEX/SHERBORNE AGREEMENT

This Second Amendment, made as of the 13th day of September 2002, by and among the undersigned parties to the Hillside-Ampex/Sherborne Agreement, dated December 1, 1994, as amended as of November 30, 1995 (the “Agreement”), by and among (i) Ampex Corporation and each other member of the Ampex Group (as defined in the Agreement), (ii) Hillside Capital Incorporated and each other member of the Limited Hillside Group (as defined in the Agreement), and (iii) Sherborne Holdings Incorporated and each other member of the Sherborne Group (as defined in the Agreement).

All capitalized terms defined in the Agreement when used herein shall have the same meaning as in the Agreement.

W I T N E S S E T H :

WHEREAS, Hillside has requested that a member of the Hillside Group become the named fiduciary, with respect to investment and management of the Plans, and to become plan administrator, with respect to the designation of the actuary for the Plans, in place of Ampex, the current such named fiduciary and administrator; and

WHEREAS, pursuant to Section 7.1(e) of the Agreement, Hillside cannot become or cause a member of the Hillside Group to become such named fiduciary or a plan administrator until the Ampex Group fails to make, and the Hillside Group does make, $3.1 million in Required Contributions to the Plans; and

WHEREAS, to accommodate Hillside’s request, the Ampex Group will not make the full Annual Contribution on September 15, 2002, so that the Ampex Group will have failed to make in the aggregate at least $3.1 million in Required Contributions; and

WHEREAS, in consideration for the Ampex Group’s accommodation of Hillside’s request, upon Hillside becoming named fiduciary and an administrator of the Plans, Ampex will be permitted to retain limited control over certain investments of the Plans and will retain certain rights regarding the selection of a plan actuary and actuarial assumptions;

NOW, THEREFORE, in consideration of the foregoing, each entity in the Ampex Group, Sherborne Group and Limited Hillside Group hereby agrees as follows:

1.  Not later than the fifth business day after Hillside notifies Ampex of its election to do so, Hillside shall cause a member of the Hillside Group to become the named fiduciary with respect to investment and management of all assets of the Plans, except as specifically provided otherwise in Section 2 herein.

2.  Notwithstanding the foregoing Section 1, Ampex shall remain named fiduciary over the Plans’ investments set forth in Attachment A hereto (the “Ampex Controlled Investments”). However, Ampex agrees that without the express written consent of Hillside, no current or future asset of the Plans, other than those assets that are currently Ampex Controlled Investments, or unfunded commitments thereto, shall be invested or reinvested in or as Ampex Controlled Investments, and any distributions from or proceeds of liquidation of Ampex Controlled Investments shall be forthwith transferred to the investment management control of Hillside or another member of the Hillside Group as directed by Hillside.

3.  On the date that a member of the Hillside Group becomes the named fiduciary with respect to investment and management of the assets of the Plans as provided in Section 1 herein, Hillside or a member of the Hillside Group shall become the administrator of the Plans with respect to the engagement of a plan actuary, and Section 8.1(e) of the Agreement is amended to read as follows:

“(e) With respect to any Plan Year commencing prior to January 1, 2005, to the extent permitted by Applicable Law, Hillside shall not change either Plan’s actuary without the advance written approval of Ampex, and unless otherwise imprudent, shall endeavor not to change or consent to change either Plan’s actuarial methods and assumptions from those used in the January 1, 2002 actuarial report for the Plan for the 2 Plan Years beginning January 1, 2003 and January 1, 2004.

4.  Hillside and Ampex shall take such action as may be necessary or appropriate to effectuate the intent of this Second Amendment, including but not limited to adoption of Board of Directors resolutions and/or amendment of the Plans.

5.  The Agreement remains in full force and effect without modification or amendment (except as set forth herein).

ATTACHMENT A
AMPEX RETIREMENT PLAN
AMPEX CONTROLLED INVESTMENTS
Valued as of July 31, 2002

Fair value
Distressed Debt Securities:
BIII	9,328,500
BIIIa	6,890,320
BIV (a)	495,972
Cybernet Systems
46,526 Shares of Common Stock	375,000
Ampex Corporation
534 Shares of Redeemable Preferred Stock	24,030
3,019,772 Shares of Common Stock	271,779

(a)  Unfunded commitments at July 31, 2002 totaled $4.5 million of which $750,000 was funded on August 27, 2002, leaving a remaining commitment of $3.75 million.

IN WITNESS WHEREOF, the parties have executed this Second Amendment (which may be executed in separate counterparts with the same effect as if each party had executed the same counterpart) as of the date set forth herein above.

AMPEX GROUP

AMPEX CORPORATION

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

AMPEX DATA SYSTEMS

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

AMPEX FINANCE CORPORATION

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

AMPEX INTERNATIONAL CREDIT CORPORATION

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

AMPEX INTERNATIONAL SALES CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott Title: Vice-President Telephone No: Fax No:

AMPEX LEASING CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott Title: Vice-President Telephone No: Fax No:

SHERBORNE GROUP

NEWHILL PARTNERS, C.P.

By:	Sherborne & Company, Inc., General Partner

	By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

SHERBORNE HOLDINGS INCORPORATED

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

NH BOND CORP.

By:	/s/ Edward J. Bramson
Edward J. Bramson Title: Vice-President Telephone No: Fax No:

XEPMA II INC.

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

XEPMA III INC.

By:	/s/ Craig L. McKibben
Craig L. McKibben Title: Vice-President Telephone No: Fax No:

LIMITED HILLSIDE GROUP:

BROOKSIDE INTERNATIONAL INCORPORATED

By:	/s/ John N. Irwin III
Name: Title:	John N. Irwin III Managing Director

HILLSIDE CAPITAL INCORPORATED

By:	/s/ John N. Irwin III
Name: Title:	John N. Irwin III Managing Director